                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             EMPIRE OIL CORPORATION


         WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the corporation is Empire Oil Corporation,

                              ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is engaged are:

                  (a) To engage in all aspects of the oil and gas business, including, without limitation: buying, selling, and otherwise dealing in oil and gas leases, royalties, mineral interests, and other rights and interest in oil and gas properties, whether alone or in conjunction with others; participating in the exploration and development of oil and gas properties; including reworking existing wells and drilling or completing wells; and purchasing, selling, or otherwise dealing in the production from oil and gas properties, Also, to acquire, develop, explore and otherwise deal in and with respect to natural resource properties of any kind and all kinds, all related activities, and for any legal and lawful purpose,

                  (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own
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                           shares, and to exercise as owner or holder of any
                           securities, any and all rights, powers, and privileges in respect thereof.

                  (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

                  (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment,.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine, Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

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
                     ARTICLE VIII - INITIAL OFFICE AND AGENT

                                Thomas B. Kimble
                                345 South State, Suite 200
                                Salt Lake City, Utah 84111


                             ARTICLE IX - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

              NAME                          ADDRESS
              ----                          -------
         Thomas G. Kimble            345 South State, #200
                                     Salt Lake City, Utah 84111

         Leon W. Crockett            345 South State, #200
                                     Salt Lake City, Utah 84111

         Neil B. Smith               345 South State, #200
                                     Salt Lake City, Utah 84111

                            ARTICLE X - INCORPORATORS

         The name and address of each incorporator is:

         NAME                                 ADDRESS
         ----                                 -------
         Thomas G. Kimble            345 South State, #200
                                     Salt Lake City, Utah 84111

         Leon W. Crockett            345 South State, #200
                                     Salt Lake City, Utah 84111

         Neil B. Smith               345 South State, #200
                                     Salt Lake City, Utah 84111


                                   ARTICLE XI

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize approve or ratify such contract or transaction by vote or written consent or (c) the contract or transaction is fair and reasonable to the corporation Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes approves or ratifies such contract or transaction.

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
         Under penalties of perjury we declare that these Articles of Incorporation have been examined by us and are to the best of our knowledge and belief true correct and complete.

         DATED this 27th day of October, 1980.



                                       /s/ Thomas G. Kimble
                                       ----------------------------------------
                                       Thomas G. Kimble



                                       /s/ Leon W. Crockett
                                       ----------------------------------------
                                       Leon W. Crockett



                                       /s/ Neil B. Smith
                                       ----------------------------------------
                                       Neil B. Smith

                           PLAN AND ARTICLES OF MERGER
                           OF A SUBSIDIARY CORPORATION


         The corporations named herein do hereby adopt this Plan and these Articles of Merger pursuant to Section 16-10-70, Utah Code Ann. (1953 as amended) and do consent and agree to all of the terms and conditions set forth herein.

                                    I. NAMES

         The name of the subsidiary to be merged is Escalante Enterprises, Inc., a Utah corporation.

         The name of the parent company owning 100% of the outstanding shares of common stock of the subsidiary is Empire Oil Corporation, a Utah corporation, hereinafter designated "Surviving Corporation."

                            II. TERMS AND CONDITIONS

         A. Time. The merger shall be effective when this document is delivered to the Secretary of State for the State of Utah and has been stamped "filed."

         B. Law. The laws which are to govern the terms of this merger are the laws of Utah. The surviving corporation shall continue to be governed by its existing Articles of Incorporation and By-laws.

         C. Effect of Merger. Upon the effective date of such merger, the following results could occur.

                  (1) The two corporations which are parties to the Plan of Merger shall be a single corporation, which shall be the surviving corporation provided for in the Plan of Merger.

                  (2) The separate existence of all corporations parties to the Plan of Merger, except the surviving corporation, shall terminate as provided for in the Plan of Merger.

                  (3) Such surviving corporation shall have the rights, privileges, immunities and powers and shall be subject to all duties and obligations of a corporation organized under the Utah Business Corporation Act.

                  (4) Such surviving corporation shall thereupon and thereafter possess all the right, privileges, immunities, and franchises, as well of a public as of a private nature, of each of the merged corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be taken and deemed to be transferred to and vested in such single corporation without further act or deed; and the title to any real estate, or any interest
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         therein, vested in any of such corporations shall not revert or be in any way impaired by reason of such merger.

                  (5) Such surviving corporation shall henceforth be responsible and liable for all the liabilities and obligations of each of the corporations so merged; and any claim existing or action or proceeding pending by or against any of such corporations may be prosecuted as if such merger had not taken place, or such surviving corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any such corporation shall be impaired by such merger.

                   III. MANNER AND BASIS OF CONVERTING SHARES

         Escalante Enterprises, Inc., the wholly-owned subsidiary which is to be merged into Empire Oil Corporation has 81,912 shares of Common Stock issued and outstanding. All of these shares are owned by Empire Oil Corporation.

         There will be no conversion of shares of the subsidiary into shares of the surviving corporation, the effect of the merger being the exchange of the outstanding shares of the subsidiary presently owned by the surviving corporation for the assets subject to the liabilities of the subsidiary.

                           IV. MAILING TO SHAREHOLDERS

         This Plan and these Articles of Merger were mailed to the shareholders of the subsidiary corporation on September 1, 1981.

         The Plan and these Articles of Merger were executed in duplicate by the President and Secretary of the surviving corporation and verified by the Secretary this 15th day of October, 1981.

                                       EMPIRE OIL CORPORATION,
                                       a Utah corporation



                                       By:    /s/
                                          -------------------------------------
                                                President



                                       By:   /s/
                                          -------------------------------------
                                                Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                             EMPIRE OIL CORPORATION



         Pursuant to the applicable provisions of the Utah Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST:   The present name of the corporation is Empire Oil Corporation.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on May 8, 1984, in the manner prescribed by Utah law.

                           1.       Article I is amended as follows:

                                                 ARTICLE I - NAME

                                    The name of the corporation (hereinafter called the Corporation) is Computer Easy International, Inc.

                           2.       Article IV is amended as follows:

                                                ARTICLE IV - STOCK

                                    The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having $.01 par value per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

         THIRD: The number of shares of the Corporation outstanding at the time of the adoption of said amendment and the number of shares entitled to vote thereon was 26,456,456.
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         FOURTH:  The number of shares voted for such amendments was 14,331,858 and the number voted against such amendments was 21,000.

                           DATED this 8th day of May, 1984.


Attest:                                EMPIRE OIL CORPORATION



/s/                                    By:    /s/
------------------------                  -------------------------------------
Assistant Secretary                       President

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                        COMPUTER EASY INTERNATIONAL, INC.


         Pursuant to the provisions of Utah B.C.A. Section 16-10-57, COMPUTER EASY INTERNATIONAL, INC., a Utah corporation, hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the corporation is COMPUTER EASY INTERNATIONAL, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors and recommended to the Shareholders at a Special Meeting of the Board of Directors held on May 3, 1992, and was adopted by the Shareholders of the Corporation at a Special Meeting of the Shareholders on May 23, 1992, in the manner prescribed by the Utah Corporation
                  Law:

                                    Article IV of the Corporation's Articles of
                                    Incorporation is amended to include the
                                    following paragraph:

                                    The Board of Directors of the Corporation is hereby authorized to provide, from time to time, for the issuance of up to 20,000,000 shares, $0.01 par value, of Serial Preferred Stock in series and to fix, from time to time, before issuance, the designation, preferences, privileges, and voting powers of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof.

         THIRD: The designation and number of outstanding shares of each class or series and the number of shares entitled to vote thereon as a class or series were as follows:

                                         NUMBER OF SHARES
                                         OUTSTANDING AND
            CLASS OR SERIES              ENTITLED TO VOTE
            ---------------              ----------------
            Common                       11,607,541


         FOURTH: The number of shares or each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

            CLASS OR         NUMBER OF                NUMBER OF
            SERIES           SHARES FOR               SHARES AGAINST
            ------           ----------               --------------
            Common           7,073,346                11,200


         FIFTH: The Amendment does provide for an exchange, reclassification, or cancellation of issued shares.

         SIXTH: The amendment does not effect a change in the amount of the Corporation's stated capital.

         DATED:   May 27, 1992.




                                       By:      /s/ Anthony E. DePrima
                                          -------------------------------------
                                                Anthony E. DePrima, President



                                       By:      /s/ Tom Spies
                                          -------------------------------------
                                                Tom Spies, Recording Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                        COMPUTER EASY INTERNATIONAL, INC.



         Pursuant to the provisions of Utah Revised Business Corporation Act
Section 16-lOa-1003, COMPUTER EASY INTERNATIONAL, INC., a Utah corporation, hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the corporation is COMPUTER EASY INTERNATIONAL, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors and recommended to the Shareholders by the unanimous written consent of the Board of Directors without a formal meeting on August 18, 1994, and was adopted by the Shareholders of the Corporation at a Special Meeting of the Shareholders on December 28, 1994, in the manner prescribed by the Utah Corporation Law:

                  Article I of the Corporation's Articles of Incorporation is amended to read as follows:

                             "The name of the Corporation shall be FORTE
                             COMPUTER EASY, INC."

         THIRD: The designation and number of outstanding shares of each class or series and the number of shares entitled to vote thereon as a class or series were as follows:

                                                        NUMBER OF SHARES
                                                        OUTSTANDING AND
                           CLASS OR SERIES              ENTITLED TO VOTE
                           ---------------              ----------------
                           Common                       47,866,675

         FOURTH: The number of shares or each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

                           CLASS OR         NUMBER OF         NUMBER OF
                           SERIES           SHARES FOR        SHARES AGAINST
                           ------           ----------        --------------
                           Common           37,091,580              0


         FIFTH: The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

         SIXTH: The Amendment does not affect a change in the amount of the Corporation's stated capital.

         DATED:   January 3, 1995.



                                       By:      /s/  Frank J. Amedia
                                           ------------------------------------
                                                Frank J. Amedia, President



                                       By:      /s/ Landon Fortunato
                                           ------------------------------------
                                                Landon Fortunato, Secretary

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